    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2000

                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  CYSIVE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-16988017
                      (IRS employer identification number)

                             11480 Sunset Hills Road
                                   Suite 200 E
                             Reston, Virginia 20190
                                 (703) 742-0865
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

            CYSIVE, INC. AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            ------------------------

                            Nelson A. Carbonell, Jr.
                      President and Chief Executive Officer
                                  Cysive, Inc.
                             11480 Sunset Hills Road
                                Reston, VA 20190
                                 (703) 742-0865
            (Name, address and telephone number of Agent for Service)

                                    Copy to:

                             Steven A. Museles, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600

                               ------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                 AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                   TO BE           OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                REGISTERED(1)       PER SHARE (2)         PRICE (1)(2)       FEE (1)(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock                                     40,923              $70.625            $2,890,187         $763
======================================================================================================================

(1) The Registrant is registering 40,923 shares of its common stock, par value $.01 per share ("Common Stock"), for issuance pursuant to its Amended and Restated 1994 Stock Option Plan.

(2) Estimated based on the average of the high and low sales prices of the Common Stock on January 11, 2000 solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The Company hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

     - the Company's final prospectus filed with the Commission on October 15, 1999 pursuant to Securities Act Rule 424(b);

     - the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999; and

     - the Company's registration statement on Form 8-A filed with the Commission on October 12, 1999.

            In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            The Company's Common Stock is registered with the Commission under
Section 12 of the Exchange Act.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


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


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Certificate of Incorporation and Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware General Corporation Law (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of those expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. According to the Bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

            As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

            Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of such person's status, and related expenses, whether or not the Registrant would have the power to indemnify the person against liability under the provisions of the DGCL. The Registrant maintains director and officer liability insurance on behalf of its directors and officers.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

   Exhibit
     No.                              Exhibit
     ---                              -------
     4.1        Certificate of Incorporation of the Registrant.(1)

     4.2        Bylaws of the Registrant.(2)

     4.3        Form of Common Stock Certificate of the Registrant.(3)

     5.1        Legal Opinion of Joseph M. Boyle, Esq.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Joseph M. Boyle, Esq. (included in Exhibit 5.1)

      24        Power of Attorney (included on signature page)

     99.1       Cysive, Inc. Amended and Restated 1994 Stock Option Plan (4)

-----------

(1) Incorporated by reference to Exhibit 3.1 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.

(2) Incorporated by reference to Exhibit 3.2 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.

(3) Incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.

(4) Incorporated by reference to Exhibit 10.1 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.



ITEM 9.     UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia on January 19, 2000.

                                          CYSIVE, INC.


                                          By:  /s/ NELSON A. CARBONELL, JR.
                                               ---------------------------------
                                               Nelson A. Carbonell, Jr.
                                               Chairman, President and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Nelson A. Carbonell, Jr., and John R. Lund, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on January 19, 2000.

            NAME                                                      TITLE
            ----                                                      -----
/s/ NELSON A. CARBONELL, JR.
-----------------------------                   Chairman, President and Chief Executive Officer
Nelson A. Carbonell, Jr.                        (Principal Executive Officer)

/s/ JOHN R. LUND
------------------------------                  Chief Financial Officer, Treasurer, Secretary and
John R. Lund                                    Director (Principal Financial and Accounting Officer)

/s/ JON KORIN
------------------------------                  Director
Jon Korin


------------------------------                  Director
John Sabin

/s/ ERIC MAGLEBY
------------------------------                  Director
Eric Magleby

                                  EXHIBIT INDEX

   Exhibit
     No.                               Exhibit
     ---                               -------
     4.1        Certificate of Incorporation of the Registrant.(1)

     4.2        Bylaws of the Registrant.(2)

     4.3        Form of Common Stock Certificate of the Registrant.(3)

     5.1        Legal Opinion of Joseph M. Boyle, Esq.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Joseph M. Boyle, Esq. (included in Exhibit 5.1)

      24        Power of Attorney (included on signature page)

     99.1       Cysive, Inc. Amended and Restated 1994 Stock Option Plan (4)

-----------

(1) Incorporated by reference to Exhibit 3.1 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.

(2) Incorporated by reference to Exhibit 3.2 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.

(3) Incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.

(4) Incorporated by reference to Exhibit 10.1 to the Registrants' Registration Statement on Form S-1, SEC Registration Statement No. 333-85651.